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                                                                     EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 17, 1995 (except for the stock split described in Note 1, as to which the date is November 9, 1995), in Post-Effective Amendment No. 1 on Form S-4 to the Registration Statement (Form S-1 No. 33-64739) and related Prospectus of Alco Standard Corporation for the registration of 10,000,000 shares of its common stock.

Philadelphia, Pennsylvania                Ernst & Young LLP

January 4, 1996